                      CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-81011) of JP Foodservice, Inc. of our report dated June 18, 1997 appearing on page 4 of the Annual Report of the JP Foodservice, Inc. 401(k) Retirement Savings Plan on Form 11-K for the year ended December 31, 1996.


/s/ Price Waterhouse LLP
-------------------------------
PRICE WATERHOUSE LLP
Hartford, Connecticut
June 23, 1997